CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Semi-Annual Reports of The Oberweis Funds (the “Company”) on Form N-CSR for the period ending June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Reports”), I, James W. Oberweis, President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Reports fully comply with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Reports fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  September 8, 2015

/s/ James W. Oberweis

James W. Oberweis

President (Chief Executive Officer)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Semi-Annual Reports of The Oberweis Funds (the “Company”) on Form N-CSR for the period ending June 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Reports”), I, Patrick B. Joyce, Executive Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Reports fully comply with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Reports fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  September 8, 2015

/s/ Patrick B. Joyce

Patrick B. Joyce

Executive Vice President and Treasurer

(Chief Financial Officer)